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                                                                   EXHIBIT (10)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 12 to the Registration Statement on Form N-4 of our report dated April 29, 2005 relating to the financial statements and financial highlights of Variable Account A of American International Life Assurance Company of New York and our report dated October 17, 2005 relating to the statutory basis financial statements of National Union Fire Insurance Company of Pittsburgh, Pa. for the year ended December 31, 2004. We also consent to the use of our report dated April 29, 2005, except for the effects of the Second Restatement discussed in
Note 15 and the updates discussed in Note 8 to the financial statements as to which the date is March 7, 2006, relating to the restated financial statements of American International Life Assurance Company of New York, which appear in such Registration Statement. We also consent to the incorporation by reference in the Registration Statement of our report dated March 16, 2006, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the American International Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 23, 2006